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                                                                     Exhibit 3.4

                                     BYLAWS

                                       OF

                              NEW ZMAX CORPORATION


                                   ARTICLE I

                                  Stockholders

          Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as the Board of Directors may from time to time direct by resolution. Any other proper business may be transacted at an annual meeting.

          Section 1.2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the General Corporation Law of the State of Delaware, may be called by the President or the Board of Directors. The President will call a special meeting of the stockholders at the request of the holders of not less than twenty-five percent (25%) of all the outstanding shares of the Corporation entitled to vote at the meeting.

          Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting will be given that states the place, date and hour of the meeting and, in the case of a special meeting, the purpose(s) for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the written notice of any meeting will be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice will be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears in the records of the Corporation.

          Section 1.4. Waiver of Notice. A stockholder may waive notice of any meeting; provided that a stockholder's attendance at a meeting shall constitute waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting to the transaction of any business to be transacted at the meeting, and not for the purpose of objecting to the purpose of the meeting.

          Section 1.5. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than
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thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, pursuant to Section 1.3, notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

          Section 1.6.  Record Date.

          (a) Determination of Record Date. For purposes of determining the number and identity of stockholders for any purpose, the Board of Directors may fix a date in advance as the record date for any such determination of stockholders, provided that the record date may not proceed the date of the resolution fixing the record date. The record date may not be more than sixty days prior to the date that the particular action requiring the determination of stockholders is to occur. If to determine the stockholders entitled to notice of or to vote at a meeting of stockholders, the record date may not be fewer than ten days prior to the meeting. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

          (b) Failure to Fix Record Date. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice or to vote, or to receive payment of a dividend, the date on which the notice is mailed or the Board of Directors resolution declaring the dividend is adopted, as the case may be, will be the record date for such determination of stockholders.

          Section 1.7. List of Stockholders Entitled to Vote. At least ten days before each meeting of stockholders, the officer or agent charged with overseeing the stock transfer books of the Corporation will compile a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list will be kept on file at the Corporation's principal office for the ten days before the meeting and will be subject to the inspection of any stockholder during that ten-day period during normal business hours for any purpose related to the meeting and during the meeting.

          Section 1.8. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present or represented at such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally notified. The

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stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

          Section 1.9.  Voting.

          (a) One Vote Per Share. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, each outstanding share entitled to vote will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

          (b) Required Vote. Unless the Delaware General Corporation Law imposes a super-majority requirement with respect to a particular matter brought before the stockholders, a majority vote of those shares present and voting at a duly organized meeting will suffice to defeat or enact any proposal; provided that with respect to votes to elect directors, a plurality of the votes cast will be sufficient to elect .

          (c) Shares Held By Other Than the Record Owner. Shares held by an administrator, executor, guardian or conservator may be voted by him or her, in person or by proxy, without the transfer of such shares into his or her name. Shares held in the name of a trustee may be voted by him or her, in person or by proxy, only if the shares are transferred into the trustee's name. Shares held in the name of, by or under the control of a receiver may be voted by the receiver without transferring the shares into the receiver's name if authority to do so is evidenced in an order from the court that appointed the receiver. A stockholder whose shares are pledged shall be entitled to vote his or her shares until the shares are transferred into the name of the pledgee, and thereafter, the pledgee will be entitled to vote the shares so transferred. Shares belonging to the Corporation or held by it in a fiduciary capacity may not be voted, directly or indirectly, at any meeting, and will not be counted in determining the total number of outstanding shares at any given time.

          Section 1.10.  Proxies.

          (a) General. At all meetings of stockholders, a stockholder may vote by proxy. Proxies must be written, signed by the stockholder or by his or her duly authorized attorney-in-fact, and filed with the Secretary of the Corporation before or at the time of a meeting where a proxy is granted. No proxy is valid after six months from the date of its execution, unless otherwise provided in the proxy or coupled with an interest.

          (b) Irrevocable Proxies. A proxy may be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

          (c) Revocation of a Proxy. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the

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proxy of by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation.


                                   ARTICLE II

                               Board of Directors

          Section 2.1. Number; Qualifications. The Board of Directors shall consist of not less than two (2) or more than eleven (11) members with the specific number to be set from time to time by the affirmative vote of a majority of the members of the Board of Directors. A director will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. Directors need not be stockholders of the corporation.

          Section 2.2. Election; Resignation; Vacancies. The Board of Directors will initially consist of the persons named as director by the incorporator, and each director so elected will hold office until the first annual meeting of stockholders and until his or her successor is elected and qualified. A director may resign at any time on written notice to the Corporation. Any vacancy occurring in the Board of Directors, whether by reason of death, resignation, removal, or an increase in the number of directors, may be filled by the affirmative vote of the majority of the remaining directors, though less than a quorum of the Board of Directors, or by election at an annual meeting or at a special meeting of the stockholders called for that purpose. A director elected to fill a vacancy will be elected for the unexpired term of his predecessor in office.

          Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine. The Board of Directors may provide, by resolution, the day, time and place for the holding of additional regular meetings without other notice than such resolution. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, each annual meeting of stockholders.

          Section 2.4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any director. The person(s) authorized to call special meetings of the Board of Directors may fix any place, within or without the State of Delaware, to hold a special meeting of the Board of Directors. Notice of a special meeting must be given by the person(s) calling the meeting at least two days before the meeting.

          Section 2.5. Waiver of Notice. A director may waive notice of any meeting. A director's attendance at a meeting shall constitute waiver of notice of such meeting; provided that, when a director attends a meeting for the express purpose of objecting to the transaction of any business to be transacted at the meeting, and not for the purpose of objecting to the purpose of the meeting, the director will not be deemed to have waived notice of such meeting.

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          Section 2.6.  Telephonic Meetings Permitted.  Members of the Board of
Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of telephone conference, or similar communications equipment that permits all persons participating in the meeting to hear each other, and participation in a meeting pursuant to this By-law will constitute presence at such meeting.

          Section 2.7. Quorum; Voted Required for Action. At all meetings of the Board of Directors, a majority of the whole Board of Directors will constitute a quorum for the transaction of business. Unless required by the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, the vote of a majority of the directors present at a meeting at which a quorum is present will be the act of the Board of Directors. If less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. Once a quorum has been established at a duly organized meeting, the Board of Directors may continue to transact corporate business until adjournment, notwithstanding the withdrawal of enough members to leave less than a quorum.

          Section 2.8. Payment of Expenses. By resolution of the Board of Directors, directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. Directors may be paid also either a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. Such payment will not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

          Section 2.9. Dissent to Corporate Action. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he or she
(i) enters his or her dissent in the minutes of the meeting, (ii) files written dissent to such action with the Secretary of the meeting before adjournment, or
(iii) expresses such dissent by written notice to the Secretary of the Corporation within one (1) day after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of such action.

          Section 2.10. Action by Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors sign a written consent with respect to such action. Such consent shall be filed with the minutes of proceedings of the Board of Directors.


                                  ARTICLE III

                                   Committees

          Section 3.1. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each to consist of one or more of the directors. The Board of Directors may designate one or more directors as

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alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, will have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

          Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee will conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.


                                   ARTICLE IV

                                    Officers

          Section 4.1. Officers. The officers of the Corporation are President, Vice President, Secretary, and Treasurer. Other officers and assistant officers may be authorized and elected or appointed by the Board of Directors. An individual is permitted to hold more than one office.

          Section 4.2. Election. The officers of the Corporation will be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, it will be held as soon thereafter as convenient. Each officer will hold office until his or her successor is duly elected and qualified, or until his or her death, resignation or removal.

          Section 4.3. Removal. Any officer, elected or appointed, may be removed by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

          Section 4.4. Vacancy. A vacancy in any office for any reason may be filled by majority vote of the Board of Directors, and any officer so elected will serve for the unexpired portion of the term of such office.

          Section 4.5. President. The President presides at all meetings of the Board of Directors and of the stockholders and has general charge and control over the affairs of the Corporation subject to the Board of Directors. The President signs or countersigns all certificates, contracts

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and other instruments of the Corporation as authorized by the Board of Directors and performs such other duties incident to the office or required by the Board of Directors.

          Section 4.6. Vice President. The Vice President exercises the functions of the President in the President's absence, and has such powers and duties as may be assigned to him or her from time to time by the Board of Directors.

          Section 4.7. Secretary. The Secretary issues all required notices for meetings of the Board of Directors and of the stockholders, keeps a record of the minutes of the proceedings of the meetings of the Board of Directors and of the stockholders, has charge of the Corporate Seal and the corporate books, and makes such reports and performs such other duties as are incident to the office or required by the Board of Directors.

          Section 4.8. Treasurer. The Treasurer has custody of all monies and securities of the Corporation, keeps regular books of account, disburses the funds of the Corporation, renders account to the Board of Directors of all transactions made on behalf of the Corporation and of the financial condition of the Corporation from time to time as the Board requires, and performs all duties incident to the office or properly required by the Board of Directors.

          Section 4.9. Salaries. The salaries of all officers will be fixed by the Board of Directors, and may be changed from time to time by a majority vote of the Board of Directors.


                                   ARTICLE V

                             Certificate of Shares


          Section 5.1. Certificates. Certificates representing shares of the Corporation will be in the form determined by the Board of Directors, and will be signed by the Chairman of the Corporation or any officer, certifying the number of shares owned by him or her in the Corporation. Any of or all the signatures on the certificate may be a facsimile. If any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate ceases to hold that position before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer, transfer agent or registrar continued to hold that position at the date of issue.

          Section 5.2.  Lost, Stolen or Destroyed Stock Certificates;  Issuance
of New Certificates.   If a certificate is lost, stolen or destroyed, a new one
may be issued on such terms and indemnity to the Corporation as the Board of Directors may prescribe.

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                                 ARTICLE VI

                   Indemnification of Directors and Officers

          Section 6.1.  Right to Indemnification.   Every person who was or is a
party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he is the legal representative, is or was a director of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, or as its representative in another enterprise (an "Indemnitee"), will be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Delaware against all expenses, liability and loss, including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement, reasonably incurred or suffered by him in connection therewith. Such right of indemnification is a contract right which may be enforced in any manner desired by such person. The corporation may purchase and maintain insurance on behalf of an Indemnitee against any liability arising out of such status, whether or not the corporation would have the power to indemnify such person.


                                  ARTICLE VII

                               General Provisions

          Section 7.1. Fiscal Year. The fiscal year of the Corporation will be fixed by of the Board of Directors.

          Section 7.2. Amendments. These Bylaws may be amended or repealed or new Bylaws may be adopted (i) at any regular or special meeting of stockholders at which a quorum is present or represented, by the vote of the holders of shares entitled to vote in the election of any directors, provided notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting; or (ii) by affirmative vote of a majority of the Board of Directors at any regular or special meeting.

          Section 7.3. Books and Records; Examination. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in any form of information storage, provided that the records can be converted into clearly legible form with a reasonable time. The books and records of the Corporation may be kept outside of the State of Delaware. Except as may otherwise be provided by Delaware law, the Board of Directors will have the power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the Corporation are to be open to the inspection of any stockholder.

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          Section 7.4.  Dividends.  Subject to the provisions, if any, of the
General Corporation Law of Delaware and the Certificate of Incorporation, dividends on the capital shares of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the capital stock. Before payment of any dividend, the Board of Directors may set aside out of any funds of the Corporation available for dividends such reserves for any purpose that the directors will think conducive to the interests of the Corporation.

          Section 7.5. Seal. The Corporation may or may not have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it will have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

          Section 7.6. Checks. All checks or demands for money and notes of the Corporation will be signed by one or more officers of the Corporation as the Board of Directors may from time to time designate.

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